Exhibit 99.1

NEWS RELEASE

CONTACT: CONMED Corporation Luke A. Pomilio Chief Financial Officer 315-624-3202 LukePomilio@conmed.com

CONMED Corporation Announces Third Quarter 2017 Financial Results

Utica, New York, November 2, 2017 — CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Sales of $190.1 million increased 2.9% as reported and 2.4% in constant currency as compared to the third quarter of 2016.

•	International revenue increased 7.3% as reported and 6.2% in constant currency, driven by continued growth in General Surgery and Orthopedics.

•	Diluted net earnings per share (GAAP) were $0.26 in the third quarter of 2017 and 2016.

•	Adjusted diluted net earnings per share(1) were $0.42 versus $0.41 in the prior-year period.

•	The Company increases its constant currency sales growth guidance and tightens its adjusted diluted net earnings per share guidance range.

“We are very pleased with our continued top-line progress, especially when considering the impact of one less selling day and the issues associated with two hurricanes. International performance remained strong, posting a sixth consecutive quarter of growth across both General Surgery and Orthopedics. Conversely, Domestic Orthopedics reported results are still lagging, but signs point to an improving trend, and we are encouraged by the underlying efforts to return this business to positive growth in 2018,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer.

Sales Analysis

For the quarter ended September 30, 2017, domestic sales, which represented 51.7% of total revenue, decreased 0.9%, as year-over-year growth of 4.8% in General Surgery was offset by a decline of 8.8% in Orthopedics. The Company’s third quarter domestic sales for 2017 were negatively impacted by approximately $2 million related to the recent hurricanes, largely attributable to deferred procedures. International sales, which represented 48.3% of total revenue, increased 7.3% compared to the third quarter of 2016 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a favorable impact of $0.9 million on third quarter sales. In constant currency, international sales increased 6.2% versus the prior-year period.

Earnings Analysis

For the quarter ended September 30, 2017, reported net income totaled $7.2 million, compared to reported net income of $7.3 million a year ago. Reported diluted net earnings per share were $0.26 in the quarter and prior-year period. Reported net income for 2017 and 2016 includes business acquisition costs, restructuring costs, and legal costs. Reported net income for 2016 also includes the gain on the sale of a facility. The effect of each of these items on reported net income and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the after-tax costs of special items including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $11.7 million increased 1.7% year over year, and adjusted diluted net earnings per share(1) of $0.42 increased 2.4% year over year. The increase in adjusted net earnings resulted primarily from the favorable impact of foreign exchange rates and higher sales.

2017 Outlook

Based upon year-to-date sales performance, the Company now expects 2017 constant currency sales growth in the range of 2.50% to 3.25%, an increase from the prior guidance of 2.0% to 3.0%. Based on exchange rates as of October 30, 2017, the impact to 2017 sales from foreign exchange is now anticipated to be minimal, as compared to the prior estimate of a 0.25% negative impact.

In addition, the Company now expects adjusted diluted net earnings per share in the range of $1.85 to $1.90, compared to the prior estimate of $1.85 to $1.95, based on exchange rates as of October 30, 2017. The adjusted diluted net earnings per share estimates for 2017 exclude the cost of special items including acquisition costs, restructuring costs, and legal matters, which are still estimated in the range of $16.5 million to $18.5 million, net of tax, and amortization of intangible assets, which are still estimated in the range of $12 million to $14 million, net of tax.

Supplemental Financial Disclosures

(1)	A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.
(2)	A reconciliation of reported net income to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2017 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and enter the passcode 96832092.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Thursday, November 2, 2017, until 6:30 p.m. ET on Thursday, November 16, 2017. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 96832092.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,300 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$190,117	$184,792	$573,837	$559,426
Cost of sales	87,570	83,583	266,753	258,055

Gross profit	102,547	101,209	307,084	301,371

% of sales	53.9%	54.8%	53.5%	53.9%
Selling and administrative expense	80,807	79,009	259,396	251,681
Research & development expense	8,270	8,353	23,929	24,620

Income from operations	13,470	13,847	23,759	25,070

% of sales	7.1%	7.5%	4.1%	4.5%
Other expense	—	—	—	2,942
Interest expense	4,806	3,861	13,323	11,448

Income before income taxes	8,664	9,986	10,436	10,680
Provision for income taxes	1,467	2,649	1,645	2,724

Net income	$7,197	$7,337	$8,791	$7,956

Basic EPS	$0.26	$0.26	$0.31	$0.29
Diluted EPS	0.26	0.26	0.31	0.28
Basic shares	27,924	27,818	27,915	27,785
Diluted shares	28,183	27,951	28,124	27,946

Consolidated Condensed Balance Sheets

(in thousands, unaudited)

	September	December
	2017	2016
Assets:
Cash and cash equivalents	$44,034	$27,428
Accounts receivable, net	146,736	148,244
Inventories	149,537	135,869
Other current assets	16,377	18,971

Total Current Assets	356,684	330,512
Property, plant and equipment, net	117,041	122,029
Goodwill	401,792	397,664
Other intangible assets, net	418,957	419,549
Other assets	66,713	59,229

Total Assets	$1,361,187	$1,328,983

Liabilities and Shareholders’ Equity:
Current liabilities	$139,323	$113,952
Long-term debt, excluding current maturities	494,789	488,288
Other liabilities	137,409	146,167
Shareholders’ equity	589,666	580,576

Total Liabilities and Shareholders’ Equity	$1,361,187	$1,328,983

Consolidated Condensed Statements of Cash Flows

Nine Months Ended September 30, 2017 and 2016

(in thousands, unaudited)

	2017	2016
Operating Activities
Net income	$8,791	$7,956
Depreciation and amortization	43,062	41,210
Stock-based compensation	6,340	6,505
Deferred income taxes	(5,129)	(3,977)
Changes in operating assets and liabilities and other, net	(8,310)	(25,506)

Net cash provided by operating activities	44,754	26,188

Investing Activities
Payments related to business and asset acquisitions, net of cash acquired	(15,194)	(256,450)
Proceeds from sale of a facility	—	5,178
Purchases of property, plant and equipment	(9,232)	(10,436)

Net cash used in investing activities	(24,426)	(261,708)

Financing Activities
Payments on term loan	(6,563)	(6,564)
Proceeds from term loan	—	175,000
Payments on revolving line of credit	(98,000)	(130,346)
Proceeds from revolving line of credit	115,000	192,000
Payments related to debt issuance costs	—	(5,556)
Payment related to distribution agreement	—	(16,667)
Dividends paid on common stock	(16,722)	(16,649)
Other, net	(887)	(1,349)

Net cash provided by (used in) financing activities	(7,172)	189,869
Effect of exchange rate changes on cash and cash equivalents	3,450	95

Net increase (decrease) in cash and cash equivalents	16,606	(45,556)
Cash and cash equivalents at beginning of period	27,428	72,504

Cash and cash equivalents at end of period	$44,034	$26,948

Sales Summary

(in millions, unaudited)

	Three Months Ended September 30,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$98.6	$99.4	-0.8%	-1.6%	-8.8%	5.0%	3.6%
General Surgery	91.5	85.4	7.1%	7.0%	4.8%	11.9%	11.6%

	$190.1	$184.8	2.9%	2.4%	-0.9%	7.3%	6.2%

Single-use Products	$153.2	$146.7	4.5%	4.0%	0.3%	9.4%	8.3%
Capital Products	36.9	38.1	-3.3%	-3.8%	-5.7%	-0.6%	-1.6%

	$190.1	$184.8	2.9%	2.4%	-0.9%	7.3%	6.2%

Domestic	$98.3	$99.2	-0.9%	-0.9%
International	91.8	85.6	7.3%	6.2%

	$190.1	$184.8	2.9%	2.4%

	Nine Months Ended September 30,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$307.9	$310.5	-0.8%	-0.4%	-4.6%	1.8%	2.5%
General Surgery	265.9	248.9	6.8%	7.3%	5.8%	9.0%	10.4%

	$573.8	$559.4	2.6%	3.0%	1.3%	4.0%	4.9%

Single-use Products	$462.4	$445.8	3.7%	4.2%	2.1%	5.6%	6.6%
Capital Products	111.4	113.6	-2.0%	-1.6%	-2.1%	-1.9%	-1.1%

	$573.8	$559.4	2.6%	3.0%	1.3%	4.0%	4.9%

Domestic	$297.7	$294.0	1.3%	1.3%
International	276.1	265.4	4.0%	4.9%

	$573.8	$559.4	2.6%	3.0%

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$102,547	$80,807	$13,470	$1,467	16.9%	$7,197	$0.26

% of sales	53.9%	42.5%	7.1%
Restructuring costs (1)	1,306	—	1,306	467		839	0.03
Business acquisition costs (2)	—	(128)	128	48		80	0.00
Legal matters (3)	—	(327)	327	115		212	0.01

	$103,853	$80,352	$15,231	$2,097	20.1%	$8,328	$0.30

% of sales	54.6%	42.3%	8.0%
Amortization of intangible assets	$1,500	$(3,761)	$5,261	$1,854		3,407	0.12

Adjusted net earnings						$11,735	$0.42

	Three Months Ended September 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$101,209	$79,009	$13,847	$2,649	26.5%	$7,337	$0.26

% of sales	54.8%	42.8%	7.5%
Restructuring costs (1)	—	(361)	361	172		189	0.01
Business acquisition costs (2)	—	(2,695)	2,695	1,207		1,488	0.05
Legal matters (3)	—	(619)	619	279		340	0.01
Gain on sale of facility (4)	—	1,890	(1,890)	(853)		(1,037)	(0.04)

	$101,209	$77,224	$15,632	$3,454	29.3%	$8,317	$0.29

% of sales	54.8%	41.8%	8.5%
Amortization of intangible assets	$1,500	$(3,498)	$4,998	$1,777		3,221	0.12

Adjusted net earnings						$11,538	$0.41

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$307,084	$259,396	$23,759	$—	$1,645	15.8%	$8,791	$0.31

% of sales	53.5%	45.2%	4.1%
Restructuring costs (1)	2,778	(1,347)	4,125	—	1,377		2,748	0.10
Business acquisition costs (2)	—	(1,020)	1,020	—	370		650	0.02
Legal matters (3)	—	(17,041)	17,041	—	5,537		11,504	0.41

	$309,862	$239,988	$45,945	$—	$8,929	27.4%	$23,693	$0.84

% of sales	54.0%	41.8%	8.0%
Amortization of intangible assets	$4,500	$(11,096)	$15,596	$—	$5,515		10,081	0.36

Adjusted net earnings							$33,774	$1.20

	Nine Months Ended September 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$301,371	$251,681	$25,070	$2,942	$2,724	25.5%	$7,956	$0.28

% of sales	53.9%	45.0%	4.5%
Restructuring costs (1)	5,537	(4,105)	9,642	—	3,215		6,427	0.23
Business acquisition costs (2)	—	(14,547)	14,547	—	5,734		8,813	0.32
Legal matters (3)	—	(2,808)	2,808	—	301		2,507	0.09
Gain on sale of facility (4)	—	1,890	(1,890)	—	(853)		(1,037)	(0.04)
Debt refinancing costs (5)	—	—	—	(2,942)	930		2,012	0.07

	$306,908	$232,111	$50,177	$—	$12,051	31.1%	$26,678	$0.95

% of sales	54.9%	41.5%	9.0%
Amortization of intangible assets	$4,500	$(10,489)	$14,989	$—	$5,341		9,648	0.35

Adjusted net earnings							$36,326	$1.30

(1)	In 2017 and 2016, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance, product discontinuation, and other related costs.
(2)	In 2017 and 2016, the Company incurred investment banking fees, consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.
(3)	In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case. In 2017 and 2016, the Company incurred legal fees associated with the Lexion vs. SurgiQuest, Inc. case and other legal matters.
(4)	In 2016, the Company recorded a gain on the sale of its facility in Centennial, Colorado.
(5)	In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$7,197	$7,337	$8,791	$7,956

Provision for income taxes	1,467	2,649	1,645	2,724
Interest expense	4,806	3,861	13,323	11,448
Depreciation	5,234	5,301	14,993	15,242
Amortization	9,367	8,357	27,288	25,187

EBITDA	$28,071	$27,505	$66,040	$62,557

Stock based compensation	2,119	1,921	6,340	5,784
Restructuring costs	1,306	361	4,125	9,642
Business acquisition costs	128	2,695	1,020	14,547
Legal matters	327	619	17,041	2,808
Gain on sale of facility	—	(1,890)	—	(1,890)
Debt refinancing costs	—	—	—	2,942

Adjusted EBITDA	$31,951	$31,211	$94,566	$96,390

EBITDA Margin
EBITDA	14.8%	14.9%	11.5%	11.2%
Adjusted EBITDA	16.8%	16.9%	16.5%	17.2%